Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) dated as of March 14, 2025 is entered into between Predictive Oncology Inc., a Delaware corporation (“Seller”), and DeRoyal Industries, Inc., a Tennessee corporation (“Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, in addition to its other businesses, Seller is engaged in the business of providing products for automated, direct-to-drain medical fluid disposal (the “Business”);

WHEREAS, Seller desires to sell and assign to Buyer and Buyer desires to purchase and assume from Seller, subject to the terms and conditions certain assets and liabilities exclusively related to the Business (the “Assets”); and

WHEREAS, the Assets include Seller’s STREAMWAY product line developed by Seller.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in, to, and under the following assets, properties and rights of Seller, to the extent that such assets, properties and rights exist as of the Closing Date and exclusively relate to the Business, including but not limited to the following (the “Purchased Assets”):

(a)                all inventory, finished goods, raw materials, work in progress, prototypes, packaging, supplies, parts, equipment and other inventories of the Business (the “Inventory”);

(b)               all (a) trademarks, service marks, trade names, and similar indicia of source of origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and all registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights (“Intellectual Property”) that are owned by the Seller and exclusively used in the Business and set forth on Section 1.01(b) of the Disclosure Schedules;

(c)                originals or, where not available, copies, of all books and records exclusively related to the Business, including all drawings, documentation, research and development files, device master records, design history files, validation data, test reports, manufacturing instructions and procedures, records and data (including all correspondence with any federal, state, local or foreign government, government agency, or court, collectively, “Governmental Authority”), and any other document owned by Seller used in the development, registration and manufacture of Assets (the “Books and Records”);

(d)               Permits listed on Section 1.01(d) of the Disclosure Schedules but only to the extent such Permits may be transferred under Applicable Law (the “Assigned Permits”). For purposes of this Agreement “Permits” means all permits, licenses, franchises, approvals, certifications, authorizations and consents required to be obtained from Governmental Authorities;

(e)                all Contracts set forth on Section 1.01(e) of the Disclosure Schedules (the “Assigned Contracts”). For purposes of this Agreement “Contracts” means all contracts, leases, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral;

(f)                all furniture, fixtures, equipment, supplies and other tangible personal property owned by the Seller and located at the real property leased by Seller and disclosed on Section 1.01(g) of the Disclosure Schedules;

(g)               all real property leased by Seller and exclusively used in connection with the Business set forth on Section 1.01(g) of the Disclosure Schedules; and

(h)               all cash and accounts receivable due within ninety (90) days after the Closing Date, in each case, exclusively related to the Business (the “Short Term Accounts Receivable”) set forth on Section 1.01(h) of the Disclosure Schedules.

From and after the Closing Date, to the extent that Buyer or any of its Affiliates is in possession of any assets that were primarily used in the business of Seller and its Affiliates (other than the Business), Buyer, upon becoming aware of such fact, shall promptly use its reasonable efforts to cause the Person having possession of such asset to cause the transfer, assignment, conveyance and delivery of such asset to Seller, in each case without the payment of any additional consideration.

Section 1.02 Excluded Assets. Other than the Purchased Assets, Buyer expressly understands and agrees that it is not purchasing or acquiring, and the Seller is not selling or assigning, any other assets or properties of the Seller, and all such other assets and properties shall be excluded from the Purchased Assets (the “Excluded Assets”). Excluded Assets include, but shall not be limited to, the assets, properties and rights specifically set forth on Section 1.02 of the Disclosure Schedules.

Section 1.03 Assumed Liabilities; Excluded Liabilities. Buyer shall assume and agree to pay, perform and discharge when due any and all Liabilities of Seller arising out of or relating to the Business or the Purchased Assets on or after the Closing, including, without limitation, any accounts payable of the Business due within ninety (90) days after the Closing Date and set forth on Section 1.03 of the Disclosure Schedules (the “Short Term Accounts Payable”), other than the Excluded Liabilities (the “Assumed Liabilities”). Buyer shall not assume any Liabilities arising out of or relating to Seller’s ownership or operation of the Business and the Purchased Assets prior to the Closing, other than the Short Term Accounts Payable (the “Excluded Liabilities”). For purposes of this Agreement, “Liabilities” means liabilities, obligations or commitments of any nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

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Section 1.04 Purchase Price. The total purchase price for the Purchased Assets shall be $625,000, plus the assumption of the Assumed Liabilities (collectively, the “Purchase Price”), which shall be payable in immediately available cash. Buyer shall pay the Purchase Price by wire transfer to Seller of immediately available funds in accordance with the wire transfer instructions set forth on Section 1.04 of the Disclosure Schedules.

Section 1.05 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets for all purposes (including Tax and financial accounting) as defined in Section 3.10 and shown on the allocation schedule set forth on Section 1.05 of the Disclosure Schedules (the “Allocation Schedule”). The Allocation Schedule shall be prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended. Buyer and Seller shall file all returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund), including, without limitation, IRS Form 8594 (“Tax Returns”) in a manner consistent with the Allocation Schedule.

Section 1.06 Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer is required to deduct and withhold under any provision of Tax Law as set forth on Section 1.06 of the Disclosure Schedules.

Section 1.07 Third-Party Consents. To the extent that Seller’s rights under any Purchased Asset may not be assigned to Buyer without the consent of another Person as set forth on Section 1.07 of the Disclosure Schedules which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Buyer and Seller shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any such required consent(s) as promptly as possible; provided, however, that neither Seller nor Buyer shall be required to pay any consideration therefor. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Buyer and Seller shall use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing or subcontracting) to provide to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Purchased Asset and/or Assumed Liability to Buyer as of the Closing.

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ARTICLE II

CLOSING

Section 2.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on March 14, 2025 by the contemporaneous exchange of executed documents or in such other manner as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”

Section 2.02 Closing Deliverables.

(a)	At the Closing, Seller shall deliver to Buyer the following:

(i)                 a bill of sale in the form of Exhibit A attached hereto (the “Bill of Sale”) and duly executed by Seller;

(ii)               An assignment by Seller and assumption by Buyer of all Purchased Assets in the form of Exhibit B attached hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller and Buyer;

(iii)            a 510(k) assignment agreement in the form of Exhibit C attached hereto and duly executed by Seller, effecting the assignment to Buyer of the market clearance for the “Streamway Fluid Management System” issued by the US Food and Drug Administration (“FDA”) and having a “510(k) Number” of K090759;

(iv)             a trademark assignment agreement in the form of Exhibit D attached hereto and duly executed by Seller, effecting the assignment to Buyer of the trademark;

(v)               patent assignment agreement in the form of Exhibit E attached hereto and duly executed by Seller, effecting the assignment to Buyer of the patents that are Purchased Assets (the “Patent Assignment”);

(vi)             an IRS Form W-9 duly executed by Seller; and

(vii)           a certificate of the President and Chief Executive Officer of Seller certifying as to (A) the resolutions of the board of directors of Seller, which authorize the execution, delivery, and performance of this Agreement, the Assignment and Assumption Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby, and (B) the names and signatures of the officers of the Seller authorized to sign this Agreement and the other Transaction Document.

(b)	At the Closing, Buyer shall deliver to Seller the following:

(i)	the Purchase Price by wire transfer of immediately available funds;

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(ii)               the Assignment and Assumption Agreement duly executed by Buyer; and

(iii)            a certificate of the Secretary (or equivalent officer) of Buyer certifying as to (A) the resolutions of the board of directors and shareholder(s) of Buyer, which authorize the execution, delivery, and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the other Transaction Documents.

Section 2.03 Post Closing Covenants

(a)                Post Closing Assigned Contracts Covenant. After the Closing Date, Seller shall use its reasonable best efforts to promptly obtain all consents required to be obtained to assign the Assigned Contracts to Buyer, provided that Seller shall not be obligated to incur out of pocket costs or expenses in relation thereto.

(b)               Post Closing IP Covenant. After the Closing Date, Seller shall take steps prior to 5 p.m. EDT Thursday, March 20, 2025, to file and record all documents required to properly title the Purchased Assets identified as Intellectual Property patents obtained in foreign jurisdictions as set forth in Section 1.01(b) in the Disclosure Schedule at Seller’s sole expense and shall provide copies of the documents evidencing compliance with this provision to Buyer immediately following transmission to the applicable patent office. Such name change documentation shall be deemed ancillary documentation to this Agreement. Thereafter, Buyer shall be free to record the patent assignment set forth in Exhibit E of this Agreement of such Intellectual Property with the applicable patent office. Seller agrees to reasonably cooperate with Buyer, at Seller’s sole expense, in the event that Buyer encounters any issues recording the Patent Assignment with any applicable patent office due to any issues related to Seller’s recordation or non- recordation of the name change documents.

(c)                Post-Closing ISO Certification. After the Closing Date, Seller and Buyer shall work together to determine audit services needed for ISO 13485 certification renewal and communication of same to BSI Group.

(d)               The covenants in this Section 2.03 shall survive the Closing Date for a period of one year.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Disclosure Schedules attached hereto, Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

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Section 3.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the bylaws or other governing documents of Seller; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, other requirement, or rule of law of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, stipulation, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller, the Business, or the Purchased Assets; (c) except as set forth in Section 3.02 of the Disclosure Schedules, require the consent, notice, declaration, or filing with or other action by any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (“Person”) or require any permit, license, or Governmental Order; (d) except as set forth in Section 3.02 of the Disclosure Schedules, violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Contract to which Seller is a party or by which Seller is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (e) result in the creation or imposition of any charge, claim, pledge, equitable interest, lien, security interest, restriction of any kind, or other encumbrance (“Encumbrance”) on the Purchased Assets.

Section 3.03 Absence of Certain Changes, Events, and Conditions. Since January 27, 2025, and other than in the ordinary course of business consistent with past practice, there has not been any change, event, condition, or development that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the financial condition of the Purchased Assets.

Section 3.04 Undisclosed Liabilities. Seller has no undisclosed Liabilities with respect to the Business or the Purchased Assets, except (a) those which are adequately reflected or reserved against in the balance sheet of the Seller as of December 31, 2024, and (b) those which have been incurred in the ordinary course of business consistent with past practice since December 31, 2024, and which are not, individually or in the aggregate, material in amount.

Section 3.05 Title to Purchased Assets. Seller has good and valid title to, or a valid leasehold interest in, all of the Purchased Assets, free and clear of Encumbrances, except for: (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; and (b) liens arising under Contracts with third parties entered into in the ordinary course of business.

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Section 3.06 Condition and Sufficiency of Assets. The Purchased Assets are sufficient for the continued operation of the Business after the Closing in substantially the same manner as conducted by the Seller immediately prior to the Closing and constitute all of the rights, property, and assets necessary to conduct the Business as currently conducted.

Section 3.07 Inventory. All Inventory, whether or not reflected in the balance sheet of Seller, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective, or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established.

Section 3.08 Cash; Short Term Accounts Receivable. All cash and Short Term Accounts Receivables as of the Closing Date are set forth on Section 3.08 of the Disclosure Schedule.

Section 3.09 Short Term Accounts Payable. All Short Term Accounts Payable that are known to the Seller as of the Closing Date are set forth on Section 3.09 of the Disclosure Schedule.

Section 3.10 Intellectual Property. To the knowledge of Seller, the Intellectual Property set forth on Section 1.01(b) of the Disclosure Schedule does not infringe on any patent, trademark, or other proprietary right of a third party.

Section 3.11 Legal Proceedings; Governmental Orders.

(a)                There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at Law or in equity (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by Seller: (i) relating to or affecting the Purchased Assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)               Seller is in compliance with all Governmental Orders against, relating to, or affecting the Purchased Assets.

Section 3.12 Compliance with Laws. Seller is in compliance with all Laws applicable to the ownership and use of the Purchased Assets in all material respects.

Section 3.13 Taxes. Seller has paid all Taxes shown as owing on all material Tax Returns filed with respect to the Purchased Assets for any tax periods prior to Closing. The term “Tax” or “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property (real or personal), customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and the term

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Section 3.14 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

Section 3.15 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in any certificate or other document furnished to or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Section 3.16 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III, neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, board, and shareholder action on the part of Buyer. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other organizational documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Governmental Order.

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Section 4.03 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.04 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.05 Solvency. Immediately after giving effect to the transactions contemplated hereby, Buyer shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all Liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or Seller. In connection with the transactions contemplated hereby, Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

Section 4.06 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Business and the Purchased Assets, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article III of this Agreement; and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Business, the Purchased Assets or this Agreement, except as expressly set forth in Article III of this Agreement.

Section 4.07 Full Disclosure. No representation or warranty by Buyer in this Agreement and no statement contained in any certificate or other document furnished to or to be furnished to Seller pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V

COVENANTS

Section 5.01 Confidentiality. From and after the Closing, Seller shall hold, and shall use its reasonable best efforts to cause its respective officers, directors, consultants, counsel, accountants, and other agents (“Representatives”) to hold, in confidence any and all information, whether written or oral, concerning the Business and Purchased Assets, except to the extent that Seller can show that such information: (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates, or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by Governmental Order or Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain as promptly as possible an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. For purposes of this Agreement “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person.

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Section 5.02 Non-Competition; Non-Solicitation.

(a)                Seller acknowledges the competitive nature of the medical device industry and accordingly agrees, in connection with the sale of the Purchased Assets, and in exchange for good and valuable consideration, that for a period of five (5) years commencing on the Closing Date (the “Restricted Period”), Seller shall not, directly or indirectly: (i) engage in or assist others in engaging in the waste fluid management business (the “Restricted Business”) throughout the world (the “Territory”); or (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, director, manager, employee, principal, agent, trustee, or consultant. Notwithstanding the foregoing, Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange that is engaged in the Restricted Business if Seller is not a controlling Person of, or a shareholder of a group which controls such Person and does not, directly or indirectly, own five percent (5%) percent or more of any class of securities of such Person.

(b)               During the Restricted Period, Seller shall not, directly or indirectly, hire or solicit any Transitioned Employee during the Restricted Period, or encourage any Transitioned Employee to leave such employment or hire any such Transitioned Employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided that nothing in this Section 5.02(b) shall prevent Seller or any of its Affiliates from hiring: (i) any employee whose employment has been terminated without cause by Buyer; or (ii) after one hundred eighty (180) days from the date of termination of employment, any employee whose employment has been terminated by the employee.

(c)               Seller acknowledges that a breach or threatened breach of this Section 5.02 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction.

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(d)               Seller acknowledges that the restrictions contained in this Section 5.02 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.02 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction or any Governmental Order, then any court is expressly empowered to reform such covenant in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law or such Governmental Order. The covenants contained in this Section 5.02 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 5.03 Public Announcements. Unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.04 Transfer Taxes. All sales, use, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents, if any, shall be borne and paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 5.05 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 5.06 Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 5.07 Wind Down. Nothing in this Agreement shall (A) prevent or delay the Seller or Skyline Medical Inc. from (i) winding down its business, or (ii) liquidating and/or dissolving, or (B) impose any obligations on the Seller or Skyline Medical Inc. following any such wind-down, liquidation, and/or dissolution. Buyer covenants that neither it nor its Affiliates or Representatives will take any action, or cause or encourage any Person to take action, in each case designed to prevent, hinder or delay the wind-down, liquidation, or dissolution of the Seller or Skyline Medical Inc.

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Section 5.08 Employee Matters. No later than the Closing Date, Buyer shall make offers of employment to the Specified Employees, such employment to be effective as of the Closing Date. Effective immediately following the Closing, Buyer shall employ each such Specified Employee who prior to the Closing Date has accepted in writing such Specified Employee’s offer of employment with the Buyer (each such Specified Employee, a “Transitioned Employee”). Seller shall cooperate with Buyer and use Seller’s commercially reasonable efforts to obtain the Specified Employees’ acceptance of Buyer’s offers of employment. “Specified Employees” means the following employees of Seller who are providing services to the Business: Daniel Bloom, Dane Martin, Jerome McConnell, Trenton Phipps, and Dolph Semenza.

Section 5.09 Receivables. From and after the Closing, if the Buyer or any of its Affiliates receive or collect any funds relating to tax refunds or accounts or notes receivable aged ninety-one (91) days or older as of the Closing Date, related to the Business and outstanding as of the Closing Date, Buyer or its Affiliates, as applicable, shall remit any such funds to Seller within five (5) calendar days after its receipt thereof.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Survival. All representations, and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is one (1) year after the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing other than those which by their terms contemplate performance after the Closing, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 6.02 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VI, Seller shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees (collectively, “Losses”), incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, or with respect to:

(a)                any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement;

(b)               any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement;

(c)               any Excluded Asset or any Excluded Liability; or

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(d)               any Third Party Claim based upon, resulting from, or arising out of the Business, its operations, properties, assets or obligations of the Seller conducted, existing, or arising prior to the Closing. For the purposes of this Agreement, “Third Party Claim” means notice of the assertion or commencement of any Action made or brought by any Person who is not a party to hits Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing.

Section 6.03 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VI, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, or with respect to:

(a)                any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement;

(b)               any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement; or

(c)               any Assumed Liability.

Section 6.04 Certain Limitations. The party making a claim under this Article VI is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this Article VI is referred to as the “Indemnifying Party.” The indemnification provided for in Section 6.02 and Section 6.03 shall be subject to the following limitations:

(a)                The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 6.02(a) or Section 6.03(a), as the case may be, shall not exceed 10% of the Purchase Price.

(b)               In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(c)                Notwithstanding anything to the contrary herein (i) the aggregate amount that the Buyer Indemnitees shall be entitled to recover from the Seller under this Article VI shall not under any circumstances exceed the Purchase Price, and (ii) the aggregate amount that the Seller Indemnitees shall be entitled to recover from the Buyer under this Article VI shall not under any circumstances exceed the Purchase Price.

Section 6.05 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall promptly provide written notice of such claim to the Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

13

Section 6.06 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 6.07 Exclusive Remedies. The parties acknowledge and agree that from and after the Closing their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VI. In furtherance of the foregoing, each party hereby waives, from and after the Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VI. Nothing in this Section 6.07 shall limit any Person’s right to seek and obtain any equitable relief to which such Person shall be entitled or to seek any remedy on account of any fraud by any party hereto.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the fourth (4th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

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If to Seller:

Predictive Oncology Inc. 91 43rd Street Suite 110

Pittsburgh, PA 15201

Attention: Chief Executive Officer

With a copy to (which shall not constitute notice):

DLA Piper LLP (US)

One Liberty Place

1650 Market Street, Suite 5000

Philadelphia, PA 19103-7300 Attention: David Smith, Esq.

Email: David.Smith2@us.dlapiper.com

If to Buyer:	200 DeBusk Lane Powell, Tennessee 37849 Email: legal@deroyal.com Attention: Chief Legal Officer

Section 7.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 7.05 Entire Agreement. This Agreement, its exhibits, schedules and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, and the schedules or exhibits, the statements in the body of this Agreement will control.

Section 7.06 Successors and Assigns; Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed. Any purported assignment in violation of this Section shall be null and void. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

15

Section 7.08 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of law provisions thereof to the extent such provisions would require or permit the application of the laws of any jurisdiction other than the State of Delaware.

(b)               EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Predictive Oncology Inc.

By	/s/ Raymond F. Vennare
Name: Raymond F. Vennare
Title: Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DeRoyal Industries, Inc.

By	/s/ Brian C. DeBusk
Name: Brian C. DeBusk
Title: President and Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

EXHIBITS

TO

ASSET PURCHASE AGREEMENT

Dated as of March 14, 2025

Among

DEROYAL INDUSTRIES, INC. (Buyer),

and

Predictive Oncology Inc. (Seller)

EXHIBIT A

Bill of Sale

THIS BILL OF SALE is made by Predictive Oncology Inc., a Delaware corporation (“Seller”) in favor of DeRoyal Industries, Inc., a Tennessee corporation (“Buyer”), and is delivered pursuant to paragraph 2.02(a)(i) of the Asset Purchase Agreement dated March __, 2025 (the “Purchase Agreement”), between Seller and Buyer.

Pursuant to the terms of the Purchase Agreement, Seller, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, sells, grants, transfers, assigns, and conveys to Buyer all of Seller’s right, title and interest in and to the Purchased Assets. Buyer hereby receives and accepts the sale, conveyance, delivery, assignment and transfer of all right, title and interest of the Seller in and to the Purchased Assets.

All capitalized terms in this Bill of Sale that are not otherwise defined shall have the same meanings that they have in the Purchase Agreement. The terms of the Purchase Agreement are incorporated herein by this reference. The Buyer and Seller acknowledge and agree that the provisions of the Purchase Agreement shall not be superseded, modified, supplemented, waived, limited, expanded or otherwise affected hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Bill of Sale delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Bill of Sale. This Bill of Sale shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state without giving effect to any choice or conflict of law provision or rule.

[Signature Page Follows]

IN WITNESS, Seller has signed this Bill of Sale on the 14th day of March, 2025.

SELLER: PREDICTIVE ONCOLOGY INC.

By:
Name: Raymond F. Vennare
Title: Chief Executive Officer

EXHIBIT B

Assignment and Assumption Agreement

This Assignment and Assumption Agreement dated March 14, 2025, is by and between DeRoyal Industries, Inc., (“Buyer”) and Predictive Oncology Inc. (“Seller”).

Pursuant to the Asset Purchase Agreement dated March 14, 2025 (the “APA”) between Buyer and Seller and in consideration for the sale by Seller to Buyer of the Purchased Assets (as such term is defined in the APA) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller assigns each of the Purchased Assets to the Buyer in accordance with the APA. The Buyer hereby receives and accepts the assignment and transfer of all right, title and intertest of the Seller in and to the Purchased Assets.

Seller shall retain, and shall be responsible for paying, honoring and discharging, as and when due, all Excluded Assets and Excluded Liabilities. Nothing set forth herein shall be construed to result in the assumption by Buyer of any Excluded Assets and Excluded Liabilities. The Buyer hereby assumes, is responsible for and agrees to pay, perform, honor and discharge when due the Assumed Liabilities.

All capitalized terms in this Assignment and Assumption Agreement that are not otherwise defined shall have the same meanings that they have in the APA. The terms of the APA are incorporated herein by this reference. The Buyer and Seller acknowledge and agree that the provisions of the APA shall not be superseded, modified, supplemented, waived, limited, expanded or otherwise affected hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the APA and the terms hereof, the terms of the APA shall govern. This Assignment and Assumption Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment and Assumption Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment and Assumption Agreement. This Assignment and Assumption Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state without giving effect to any choice or conflict of law provision or rule.

[Signature Page Follows]

IN WITNESS WHEREOF, Buyer and Seller have caused this Assignment and Assumption Agreement to be duly executed and delivered as of the date set forth above.

BUYER:	DEROYAL INDUSTRIES, INC.

By:
Brian C. DeBusk, President and CEO

SELLER:	PREDICTIVE ONCOLOGY INC

By:
Raymond F. Vennare, Chief Executive Officer

.

EXHIBIT C

Assignment of 510(k) Number K090759

Predictive Oncology Inc. (Assignor) does hereby exclusively assign to DeRoyal Industries, Inc. (Assignee) all right, title and legal interest in and to U.S. FDA 510(k) number K090759 and all documents, records and correspondence pertaining thereto. Assignee hereby assumes all responsibilities under the laws and regulations pertaining to the manufacture, distribution and sale of any products covered by such 510(k) as of the date hereof. Assignor shall cease the manufacture, distribution and sale of such products as of the date of this assignment.

Assignor represents and warrants that it owns all right, title and legal interest in and to U.S. FDA 510(k) number K090759 and all related documents, records and correspondence. In support of this representation and warranty, Assignor has provided Assignee with a Secretary’s Certificate showing the timeline of Assignor’s ownership, which is attached hereto and incorporated by reference.

This assignment is effective March            , 2025.

PREDICTIVE ONCOLOGY INC.		DEROYAL INDUSTRIES, INC.

By:		By:
	Name Raymond F. Vennare		Brian DeBusk
	Title Chief Executive Officer		President & CEO

Secretary’s Certificate

EXHIBIT D

TRADEMARK ASSIGNMENT

WHEREAS, Predictive Oncology Inc., a Delaware corporation, having an address of 91 43rd Street, Suite 110, Pittsburgh, PA 15201 (hereinafter “Assignor”), has registered in the United States Patent & Trademark the below listed marks:

Registration No. Registration Date: Mark:	3,904,908 January 11, 2021 STREAMWAY	Registration No. Registration Date: Mark:	4,694,721 March 3, 2015 SKYLINE MEDICAL
Registration No. Registration Date: Mark:	4,694,722 March 10, 2015	Registration No. Registration Date: Mark:	4,698,421 March 10, 2015

Registration No.	4.651,869
Registration Date: Mark:	December 9, 2014 SKYLINE MEDICAL

WHEREAS, DeRoyal Industries, Inc., a corporation of Tennessee, whose address is 200 DeBusk Lane, Powell, Tennessee 37849, (hereinafter “Assignee”), is desirous of acquiring all of Assignor’s rights in said marks and the above-identified registrations of the same.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby does assign unto Assignee all of Assignor’s right, title and interest in and to the above identified marks and registrations, associated logos, commercial symbols, trademarks, service marks, trade names, and copyrights associated therewith (collectively “Marks”), together with any and all portions of Assignor’s business pertaining to the Marks, the goodwill associated therewith, and all rights of action associated therewith, free and clear of all liens and encumbrances.

Predictive Oncology, Inc.

Date:	______________________________, 2025	By
Raymond F. Vennare
Chief Executive Officer

EXHIBIT E

Patent Assignment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Predictive Oncology Inc., a Delaware corporation, having an address of 91 43rd Street, Suite 110, Pittsburgh, PA 15201 (“Seller”), hereby sells, assigns, transfers, and conveys to DeRoyal Industries, Inc., a corporation of Tennessee, whose address is 200 DeBusk Lane, Powell, Tennessee 37849 (“Buyer”), its successors, assigns and legal representatives, pursuant to the Asset Purchase Agreement dated as of March 14, 2025, by and between Seller and Buyer, the entire right, title and interest throughout the world in and to all subject matter disclosed in the Patents identified below of which Seller is the record owner, and entitled: Fluid Waste Collection and Disposal System and Method, or a close approximation thereof.

Jurisdiction	Patent Number	Issue Date
US	10253792	4/9/2019
EP	2948200	7/11/2018
CA	2899208	4/20/2021
US	10954975	3/23/2021
EP	3437666	4/22/2020
BE	2948200	7/11/2018
DE	602014028316.0	7/11/2018
ES	2683627	7/11/2018
FR	2948200	7/11/2018
GB	2948200	7/11/2018
IE	2948200	7/11/2018
IT	502018000023154	11/7/2018
NL	2948200	7/11/2018
NO	2948200	7/11/2018
PL	2948200	7/11/2018
SE	2948200	7/11/2018
BE	3437666	4/22/2020
CH	3437666	4/22/2020
DE	602014064 375.2	4/22/2020
ES	2793228	4/22/2020
FR	3437666	4/22/2020
GB	3437666	4/22/2020
IE	3437666	4/22/2020
IT	502020000047698	4/22/2020
LI	3437666	4/22/2020
NL	3437666	4/22/2020
NO	3437666	4/22/2020
PL	3437666	4/22/2020
SE	3437666	4/22/2020

and in and to all Letters Patent and all Convention and treaty rights of all kinds, in all countries throughout the world, for all such subject matter, together with all claims and causes of action with respect to any of the foregoing, including without limitation all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present and future infringement, misappropriation, violation, breach, or default, and all other rights, privileges, and protections of any kind whatsoever of Seller accruing under any of the foregoing provided by any applicable law, treaty, or other international convention.

Seller covenants that no assignment, grant mortgage, license, or other agreement affecting the rights and property herein conveyed has been made to others by the Seller, and that full right to convey the same as herein expressed is possessed by the Seller.

Seller hereby authorizes the Commissioner for Patents in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this Assignment of Patent upon request by Buyer.

IN WITNESS WHEREOF, the undersigned has caused this Assignment of Patents to be executed on this ___________________ day of March, 2025 by its duly authorized officer.

Predictive Oncology Inc. By: ____________________________ Name: Raymond F. Vennare Title: Chief Executive Officer

ACKNOWLEDGMENT

STATE OF _____________________    )

                                                                                ) ss.

COUNTY OF ___________________   )

On the           day of            , 2025, before me personally appeared Raymond F. Vennare, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the foregoing instrument, who, being duly sworn, did depose and say that he executed the same in his authorized capacity as the Chief Executive Officer of Predictive Oncology, Inc., a Delaware corporation, and acknowledged the instrument to be the free act and deed of such party for the uses and purposes mentioned in the instrument.

_______________________

Notary Public

Printed Name:

My Commission Expires: ____________________

DeRoyal Industries, Inc. By: ____________________________ Brian C. DeBusk President & CEO

ACKNOWLEDGMENT

STATE OF _____________________    )

                                                                                ) ss.

COUNTY OF ___________________   )

On the           day of             , 2025, before me personally appeared Brian C. DeBusk, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the foregoing instrument, who, being duly sworn, did depose and say that he executed the same in his authorized capacity as the President & CEO of DeRoyal Industries, Inc., a Tennessee corporation, and acknowledged the instrument to be the free act and deed of such party for the uses and purposes mentioned in the instrument.

_______________________

Notary Public

Printed Name:

My Commission Expires: _____________________